UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 19, 2009

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (713) 354-6100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure
Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, announced that the Company will present at Citi’s 6th Annual Small & Mid Cap Conference on  Friday, November 20, 2009. Mark Baldwin, Executive Vice President and Chief Financial Officer, will participate in the conference at Citigroup Global Markets Offices, 388 Greenwich Street, New York City, NY.

The Company’s presentation will be broadcast live over the Internet and will be available via a replay audio webcast.  The audio of the conference session and presentation slides will be accessible through a link on Dresser-Rand’s website, located at www.dresser-rand.com.  The live presentation is scheduled to begin at 9:10 a.m. Eastern Time.  The webcast and slides will also be accessible at http://www.veracast.com/webcasts/citigroup/smid09/54203207.cfm.  The replay of the presentation will begin about one hour after the live presentation time, and will be available until Thursday, February 18, 2010.  Access to this site is public (not password protected).

All information in the presentation slide deck is furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent registrant specifically incorporated it by reference.

Exhibit No.	Description
99.1	Presentation slide deck for Citi’s 6th Annual Small & Mid Cap Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group, Inc.

By: /s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DATED: November 19, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation slide deck for Citi’s 6th Annual Small & Mid Cap Conference